                                                                   EXHIBIT 10.35

                                 SIMMONS COMPANY
                             SIMMONS HOLDINGS, INC.
                        ONE CONCOURSE PARKWAY, SUITE 600
                             ATLANTA, GEORGIA 30328


                                October 11, 2001


Mr. Robert K. Barton
5285 Brooke Lake Drive
Dunwoody, Georgia 30338

Dear Ken:

         This letter confirms your agreement with Simmons Company (the "Company") and Simmons Holdings, Inc. ("Holdings") concerning the remainder of your employment, your deferred resignation and your severance arrangements, as follows:

         1. It is agreed that, effective July 16, 2001 (the "Effective Date" of this Agreement), you are reassigned from the position of Executive Vice President - Human Resources to the position of Special Projects Executive, reporting to the Chairman and Chief Executive Officer of the Company or his designee. During the remainder of your employment with the Company, your base salary will continue at the rate in effect on July 15, 2001. Subject to your satisfaction of the conditions and other provisions as set forth in Paragraph 3, below, you will also be eligible to earn a bonus for the Company's fiscal year ending December 29, 2001 (the "2001 Fiscal Year") in accordance with Section IV.B of the employment agreement between you and the Company dated as of June 29, 1998 (the "Employment Agreement"). Options issued to you to purchase the common stock, $0.01 par value, of Holdings ("Holdings Common Stock") pursuant to the Stock Option Agreements between you and Holdings dated as of October 29, 1998, September 23, 1999 and November 17, 2000 (collectively, the "Stock Option Agreements") will continue to be eligible to vest during the remainder of your employment in accordance with the terms of the Stock Option Agreements, as modified by Paragraph 3(f) below. You will not be eligible for an annual bonus for the Company's fiscal year ending December 28, 2002 or thereafter; nor will you be eligible, in Fiscal Year 2002 or thereafter, for additional stock option grants or awards of phantom shares under the Company's Phantom ESOP Plan for senior management or further vesting of options or phantom shares previous granted or awarded. During the remainder of your employment, you may continue to participate in group benefit plans made generally available by the Company to its employees, to the extent permitted by plan terms and Company policies and by applicable law. Without limiting the generality of the foregoing sentence, the Company will make a contribution to your account under its 401(k) Plan for the 2001 Plan year if permitted by plan terms and applicable law.

         2. Subject to earlier termination in accordance with Section VII or subsection B, C or D of Section VIII of the Employment Agreement or earlier termination by the Company on a date prior to January 1, 2002 other than for death, disability or "Cause, you hereby voluntarily and irrevocably resign your employment, and all positions and offices held by you, with the Company, Holdings or any of the Company's other Affiliates, effective January 1, 2002 (the "Resignation Date"), and the Company hereby accepts your resignation, effective as of that date. Nothing in this letter shall be construed as an early retirement election.

         3. In the event that your employment with the Company terminates on January 1, 2002 as a result of your resignation or in the event that your employment is terminated by the Company on a date prior to January 1, 2002 other than for death, disability or "Cause," as defined in Section VIII D(i) of the Employment Agreement, (the "Early Separation Date"), then, in consideration of your acceptance of this Agreement and subject to your material compliance, after the Resignation Date or, as applicable, the Early Separation Date, with your obligations under this Agreement and under Section IX of the Employment Agreement which survive termination of your employment, the Company will provide you the following:

         a) Within ten business days following the effective date of the Release of Claims, as defined below, or, if later, February 1, 2002, you will receive a payment in the amount of Three Hundred and Thirty-Four Thousand, Eight Hundred and Seventy-Five Dollars ($334,875.00). In addition, if your employment ends as of the Early Separation Date, the Company will continue to pay you your base salary from the next business day immediately following the Early Separation Date through January 1, 2002, which payments shall commence on the next regular payday which is at least five business days following the effective date of the Release of Claims, but shall be retroactive to the next business day immediately following the Early Separation Date.

         b) The Company will pay you a bonus for Fiscal Year 2001, if earned, in accordance with your bonus program in effect on July 15, 2001, which bonus shall be determined on the basis of the Company's audited Fiscal Year 2001 financial results in accordance with the terms of the bonus program and shall be payable to you on or about April, 2002, at the time such bonuses are paid to other employee participants or, if later, within ten business days following the effective date of the Release of Claims. Payment of the bonus described here shall be in full satisfaction of any right you have to a bonus for Fiscal Year 2001 under Section IV.B of the Employment Agreement for Fiscal Year 2001.

         c) Following the Resignation Date or, if applicable, the Early Separation Date, the Company will continue your participation and that of your spouse and dependent children to the extent that they are qualified beneficiaries under the federal law known as "COBRA" (your "qualified beneficiaries") in its group health and dental plans, as in effect from time to time, until the earlier of the date you become Medicare eligible or the date you otherwise cease to be eligible for coverage under the plans. During your participation in the Company's group health and dental plans, the Company will contribute to the premium cost of your participation and that of your qualified beneficiaries at the same rate that it contributes for its active employees and their qualified beneficiaries. In the event that you cease to be eligible to participate in the Company's group health and dental plans prior to becoming Medicare eligible, then, from that date through the date on which you become Medicare eligible, the Company shall provide alternative health and dental coverage for you on terms as comparable to Company group health and dental plans in which you had been participating as is reasonably available and shall contribute toward the premium cost of that coverage the difference between the premium cost and the contribution made by active employees toward the premium cost of the Company's group health and/or dental plans (as applicable). In order to be eligible for the Company's contributions hereunder, however, you must pay, from month to month in advance, by the date specified by the Company, an amount equal to the contribution toward the premium cost of coverage paid by active full-time employees generally. Coverage under the Company's group health and dental plans to which you and your qualified beneficiaries are entitled under COBRA shall run concurrently with your coverage hereunder.

         d) Following the Resignation Date or, if applicable, the Early Separation Date, the Company will continue your participation in its employee health and welfare plans (exclusive of its health and dental plans, for which provision is made in subsection (c) directly above) in which you are a participant on the Resignation Date, as in effect from time to time, (the "Welfare Plans"), on the same terms applicable to employees in positions comparable to that which you held immediately prior to the Effective Date of this Agreement, until the earlier of December 31, 2002 or the date you otherwise cease to be eligible for coverage under the Welfare Plans. In the event that you cease to be eligible to participate in any of the Welfare Plans prior to December 31, 2002, then, from that date until December 31, 2002, Company will provide you, at its cost, alternative coverage on terms as comparable as is reasonably available to those of the applicable Welfare Plan, as then effect.

         e) Following the Resignation Date or, if applicable, the Early Separation Date, until December 31, 2002, you shall be entitled to participate in the Company's financial planning program for executives on the same terms applicable to other participants and the Company shall continue to pay the cost of your membership in the athletic club in which you held membership on the Effective Date of this Agreement.

         f) For the purpose of determining the number of shares of Holdings Common Stock which become exercisable and the number of phantom shares of Holdings Common Stock which shall be awarded and vested in accordance with clause (iv) of Section 5 (and for no other purpose), your employment shall be deemed to have continued through the last day of the Company's 2001 Fiscal Year and, if so required for vesting for the 2001 Fiscal Year, through April 1, 2002 (the "Fiscal 2001 Release Date").

         g) The Company will provide you outplacement services through an outplacement firm selected by you, to a maximum cost to the Company for such services of Twenty-Three

         Thousand Dollars ($23,000). Payment will be made by the Company directly to the outplacement firm upon invoicing.

         h) The Company will reimburse up to Five Thousand Dollars ($5000) of legal fees and expenses incurred by you incident to the legal review and negotiation of this Agreement.

In order to be eligible for the payments and other benefits set forth in this Paragraph 3, however, you must also sign, no earlier than the day following the Resignation Date or, if applicable, the Early Separation Date, and no later than twenty-two days thereafter, the release of claims included with this Agreement and marked "Attachment A" (the "Release of Claims") and, having signed the Release of Claims, you must not revoke it in a timely manner thereafter.

         4. As of the Effective Date, subsection A and subsection D (ii) of
Section VIII of the Employment Agreement shall be of no further force or effect. If your employment with the Company is terminated other than by reason of your resignation on January 1, 2002, that termination will be governed, as applicable, by Section VII or subsection B, C or D of Section VIII of the Employment Agreement, as amended hereby; provided, however, that if the Company terminates your employment prior to January 1, 2002 other than for death, disability or Cause, Paragraph 3 of this Agreement shall apply.

         5. Pursuant to the rights of Holdings under Section 4.1 of the Stockholders Agreement dated as of September 23, 1999 by and among you, the Company, Holdings, Simmons Holdings, LLC, the parties listed on Exhibit A thereto and State Street Bank & Trust Company, solely as trustee of the Simmons Company Employee Stock Ownership Trust, (the "1999 Stockholders' Agreement"), Holdings will repurchase and you will sell and deliver the stock certificates for:

                  (i) 140,181 shares (the "Shares") of the common stock of Holdings ("Holdings Common Stock") held by you at a price per share of $9.05;

                  (ii) 76,731 shares of Holdings Common Stock that may be purchased on the exercise of the options (the "Options") issued to you pursuant to the Stock Option Agreements between you and Holdings dated as of October 29, 1998, September 23, 1999 and November 17, 2000 (collectively, the "Stock Option Agreements") at a price per share equal to $9.05 less the applicable exercise price per share;

                  (iii) 18,859.867696 phantom shares of Holdings Common Stock (previously awarded to you under the Company's Phantom ESOP Plan for senior management) at a price per share of $9.05; and

                  (iv) the number of shares, if any, of Holdings Common Stock that are not exercisable on the date of this letter, first written above, but that become exercisable as of the date your employment with the Company terminates, which number shall determined in accordance with the Stock Option Agreements, at a price per share equal to $9.05 less the applicable exercise price per share, and the number of phantom shares, if any, of Holdings Common Stock that are not vested as of the date of this letter, first written above, but that are vested as of the date your employment the Company terminates, which number shall be determined in accordance with the Company's Phantom ESOP Plan for senior management at a price per share of $9.05.

         a) The aggregate repurchase amount under subparagraph (i) above shall be $1,268,638 (the "Stock Repurchase Amount") and under subparagraphs
         (ii) and (iii) above together shall be $557,049.29 (together, the "Remuneration Amount" and, with (i), the "Repurchase Amounts"). You hereby agree that, except as set forth in subparagraph (iv) above, no options to purchase stock of Holdings held by you will have vested as of the date your employment terminates and that all unvested options shall be cancelled as of that date.

         b) The Repurchase Amounts will be payable to you by Holdings pursuant to two (2) promissory notes. The note for the Stock Repurchase Amount shall be in the form attached hereto as Exhibit A (the "Stock Note") and the note for the Remuneration Amount shall be in the form attached hereto as Exhibit B (the "Remuneration Note" and, with the Stock Note, the "Two Notes"). The Two Notes shall be issued to you by Holdings within ten business days following the date your employment terminates, provided that you have complied with your obligations as set forth in Paragraph 5 (c) immediately hereafter.

         c) You will deliver to Charles R. Eitel at the Company, no later than the fifth business day immediately following the later of the date your employment with the Company terminates or December 31, 2001, (A) the stock certificate representing the Shares, together with the enclosed stock transfer power, and (B) all stock option certificates held by you.

         d) The Two Notes will bear interest from the date your employment terminates, computed on the basis of a 365-day year, on the principal amount from time to time unpaid, at a per annum rate equal to eight percent (8%).

         e) The first installment payment (the "First Installment"), in the amount of twenty-five percent of the total principal of the Two Notes, plus accrued interest, will be made to you within thirty (30) days following the later of the date your employment terminates or December 31, 2001, provided that you have made delivery as required in Paragraph 5(c) above, and the remainder of such principal, plus accrued interest, shall be payable in three equal annual installments over the three year period commencing on the day immediately following the date your employment terminates or, if later, January 1, 2002. Principal payments shall first be applied to the Stock Note until paid in full and then to the Remuneration Note.

         f) The aggregate repurchase amount under subparagraph (iv) above shall be determined within five business days following the Fiscal 2001 Release Date (the "2001 Repurchase Amount"). The 2001 Repurchase Amount will be payable to you by Holdings pursuant to a promissory note (the "2001 Note" and, together with the Two Notes, the "Three Notes") issued to you by Holdings within ten business days following the Fiscal 2001 Release Date (provided you have complied with your delivery obligations above). The 2001 Note shall be in the form attached hereto as Exhibit
         C. The 2001 Note will bear interest from the Fiscal 2001 Release Date, computed on the basis of a 365-day year, on the principal amount from time to time unpaid, at a per annum rate equal to eight percent (8%), and will be payable over three years following the Fiscal 2001 Release Date.

         g) All unpaid amounts of principal and interest owed to you pursuant to the Notes will accelerate, and full payment of such amounts will be made to you, upon the occurrence of (1) a Change of Control (as defined below) or (2) an Initial Public Offering (as defined below).

         h) Notwithstanding anything to the contrary contained in this Agreement, the obligations of Holdings and/or the Company to make payments under this Paragraph 5, including without limitation under clauses (e), (f) and (g), immediately above, are subject to the limitations of the senior credit agreement and the indenture governing the senior subordinated notes of the Company and, in the event such payments cannot be made, due to said limitations, Holdings and/or the Company will make such payments as they reasonably determine are consistent with such limitations. The Company intends to make good faith efforts to obtain necessary approvals from the applicable lending institutions to permit it to make payments on outstanding notes to former employees generally. Holdings and the Company each reserves the right to prepay some or all of the amounts due under the Three Notes at any time without penalty.

         i) The following definitions shall apply:

         "Change of Control" means a transaction or series of related transactions which results in a bona fide, unaffiliated change of beneficial ownership of the Company of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of Holdings), whether pursuant to the sale of the stock of Holdings or the Company, the sale of the assets of the Company, or a merger or consolidation involving Holdings or the Company.

         "Initial Public Offering" means the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering any of the capital stock of Holdings or the Company (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) Holdings or the Company becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq Stock Market or is traded on any other national stock exchange or securities system.

         6. All obligations and payments by the Company or Holdings under this Agreement will be joint and several obligations of the Company and Holdings. All payments by the Company or Holdings under this Agreement will be reduced by all taxes and other amounts that the Company or Holdings, as applicable, is required to withhold under applicable law.

         7. You agree that the payments provided under Paragraph 1 of this Agreement are in complete satisfaction of any and all compensation due to you from the Company through the date your employment with the Company terminates. You further agree that, except as expressly provided in this Agreement or in
Section VII, Section VIII.B, Section VIII.C or Section VIII.D of the Employment Agreement, as applicable, no further compensation is owed to you after the date your employment terminates. Except as expressly provided in Paragraphs 3(c) through 3(f) hereof, your participation in all employee benefit plans and programs of the Company will terminate on the date your employment terminates, in accordance with the terms of those plans and programs. You shall retain any rights under any Company benefit plan which have vested as of the date your employment terminates in accordance with the terms of the applicable benefit plan.

         8. You agree that you will not disclose this Agreement or any of its terms or provisions, directly or by implication, except to members of your immediate family and to your legal and tax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others.

         9. You agree that, during your employment and thereafter, you will not, directly or indirectly, in any public communication, disparage the Company or its Affiliates, their business or management. The Company agrees that none of its statutory officers, speaking on behalf of the Company, shall disparage you in any public communication.

         10. In signing this Agreement, you give the Company assurance that you will return to the Company, on the date your employment with the Company terminates or on such earlier date or dates as the Company may specify, any and all documents, materials and information related to the business, whether present or otherwise, of the Company and its Affiliates, and all keys and other property of the Company and its Affiliates in your possession or control. When your employment with the Company has terminated, you agree that you will not, for any purpose, attempt to access or use any computer or computer network or system of the Company or any of its Affiliates.

         11. You agree to cooperate with the Company and Holdings hereafter with respect to all matters arising during or related to your employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. The Company will reimburse your out of pocket expenses incurred in providing any such requested cooperation, provided those expenses have been authorized in advance by the Chairman and Chief Executive Officer of the Company or his designee.
Section X of the Employment Agreement shall survive both the Effective

Date of this Agreement and the Resignation Date and shall continue in full force and effect in accordance with its terms.

         12. During your employment under this Agreement, the following shall apply:

                  a) You will not be responsible for the Human Resources department (and the Company acknowledges that you have not had such responsibility since the Effective Date).

                  b) You will assist in the negotiations of six labor contracts with the United States Steel Workers of America and one labor contract with the International Association of Machinists, will help coordinate those negotiations and will conduct or participate in those negotiations as requested. In this effort, you will work with Bob Hellyer, Mark Parrish, Joyce Glover and Dan Murphy.

                  c) You will promptly pass all files and projects in which you have been involved to Joyce Glover.

                  d) You will be provided with an office and secretarial assistance during the period ending October 15, 2001 or until completion of the labor contract negotiations described above, whichever shall occur later (but not beyond the Resignation Date).

                  e) You will continue to be reimbursed for necessary and reasonable business expenses incurred in performing your duties hereunder in accordance with Company policies applicable to its executives generally, as in effect from time to time. During your employment hereunder and thereafter, you will not otherwise attempt to make any commitments on behalf of the Company or any of its Affiliates, to charge any expense to the Company or any of its Affiliates, or to pledge their credit without the express prior approval of the Chairman and Chief Executive Officer of the Company or his designee.

                  f) You will be expected to attend meetings and negotiating sessions, as scheduled from time to time, but you will not otherwise be held to any specific number of working hours or working days in the office, so long as you are making good faith efforts to perform the duties listed in this Paragraph
12. When necessary and practicable, the Company will give you notice in advance, whether orally or in writing, at its option, of meetings and negotiating sessions which you are expected to attend.

         13. As used in this Agreement, the term "Affiliates" means any and all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority or equity interest, including without limitations Holdings.

         14. This Agreement contains the entire agreement of the Company and Holdings with you and replaces all prior and contemporaneous agreements, communications and understandings, whether written or oral, with respect to your employment and its termination and all related matters, excluding only those provisions of the Employment Agreement whose survival is expressly provided for in this

Agreement, including without limitation Section IX and X thereof, and such other provisions of the Employment Agreement as are necessary or desirable for the enforcement of Section IX or Section X, and all of your obligations with respect to the securities of Holdings and the Company, all of which shall remain in full force and effect in accordance with their terms. This Agreement will be governed by and interpreted in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof.

         15. In signing this Agreement, you give the Company assurance that you have signed it voluntarily and with a full understanding of its terms; that you have had sufficient opportunity to consider this Agreement and to consult with any of those persons described in Paragraph 8 above before signing it; and that, in signing this Agreement, you have not relied on any promises or representations, express or implied, which are not set forth expressly in this Agreement.

         If the terms of this Agreement are acceptable to you, please sign, date and return it to me no later than October 18, 2001. The enclosed copy of this Agreement, which you should also sign and date, is for your records.


                                                Very truly yours,
                                                SIMMONS COMPANY



                                                By_____________________________
                                                  Authorized Signatory


                                                SIMMONS HOLDINGS, INC.



                                                By_____________________________
                                                  Authorized Signatory

Accepted and agreed:


Signature:  ____________________________
               Robert K. Barton

Date:  ________________________________

                                  ATTACHMENT A
                                RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the special payments and benefits to be provided me in connection with the termination of my employment as set forth in my agreement with Simmons Company (the "Company") and Simmons Holdings, Inc. ("Holdings") of October, 2001 (the "Agreement") I, on my own behalf and on behalf of my heirs, executives, administrators, beneficiaries, representatives and assigns, and all others connected with me, hereby release and forever discharge the Company and its Affiliates (as that term is defined in the Agreement) and all of their respective past, present and future officers, directors, shareholders, members, managers, general and limited partners, employees, agents, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by Company, Holdings or any of the Company's other Affiliates or the termination of that employment or the ownership or sale of any securities of the Company or Holdings or pursuant to any federal, state or local law, regulation or other requirement, including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by Company or any of its Affiliates, each as amended from time to time. Excluded from the scope of this Release of Claims are any rights I have under the Agreement which become due and payable or otherwise arise after the effective date of this Release of Claims; any rights I have under Section X of the employment agreement between me and the Company dated as of June 29, 1998 and any right I have to indemnification under the Articles of Incorporation or By-Laws of the Company or any of its Affiliates.

In signing this Release of Claims, I acknowledge that I first received this Release of Claims in connection with the negotiation of the Agreement in August of 2001; that I may consider the terms of this Release of Claims for up to twenty-one (21) days from the date my employment with the Company terminates before signing, but that I may not sign this Release of Claims prior to the termination of my employment; that I am encouraged by the Company and its Affiliates to seek the advice of an attorney prior to signing this Release of Claims; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chairman and Chief Executive Officer of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature: ________________________________   Date Signed:___________________
               Robert K. Barton

                                    EXHIBIT A
                                  (STOCK NOTE)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS.

                                 PROMISSORY NOTE

$1,268,638.00                                                [            ],2001

         FOR VALUE RECEIVED, the undersigned SIMMONS HOLDINGS, INC., with an address of: One Concourse Parkway, Suite 800, Atlanta, Georgia 30328 (the "COMPANY") hereby promises to pay in immediately available funds to Robert K. Barton, with an address of: 5285 Brooke Lake Drive, Dunwoody, Georgia 30338
(the "HOLDER"), on [           ], 2001, the principal sum of $1,268,638.00,
plus any accrued and unpaid interest then due. Section 5 of that certain severance letter agreement between the Company and the Holder dated October 11, 2001, as applicable to the promissory note therein termed the "Stock Note," is incorporated herein by express reference.

         1. Payment.

         1.1 PAYMENT AT MATURITY. If not prepaid earlier, on [      ], 200[ ]
(the "MATURITY DATE"), the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

         1.2 VOLUNTARY PREPAYMENTS. The Company may at any time prepay all or any part of the principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon through the date of prepayment without premium or penalty.

         2. INTEREST. Simple interest on the principal amount hereof outstanding
from time to time shall accrue from [     ], 2001 at an annual interest rate
of 8% and shall be payable on the Maturity Date or accelerated maturity hereof or upon any prepayment hereof. Such interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

         3. DEFAULTS.

         3.1 EVENTS OF DEFAULT. Upon the occurrence of the following events of default, all amounts of principal and accrued and unpaid interest under this Note shall be automatically accelerated:

                  3.1.1 CHANGE OF CONTROL. A transaction or series of related transactions shall occur which results in a bona fide, unaffiliated change of beneficial ownership of Simmons Company ("SIMMONS") or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the

         Company), whether pursuant to the sale of the stock of the Company or Simmons, the sale of assets of Simmons or a merger or consolidation involving the Company or Simmons; or


         3.1.2 INITIAL PUBLIC OFFERING. There shall occur the effectiveness of a registration statement under the Act covering any of the capital stock of the Company or Simmons (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) the Company or Simmons becomes a reporting company under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and
(ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange or securities system;

PROVIDED, HOWEVER, that the Company's obligation to pay amounts due as a result of the events of default in this Section 3.1 is subject to the limitations of the senior credit agreement and the indenture governing the senior subordinated notes of Simmons Company and, in the event such payments cannot be made, due to said limitations, the Company will make such payments as it reasonably determines are consistent with such limitations.

         4. NOTICE. Unless otherwise designated by the Holder to the Company in writing, all notices to the Holder shall be made to him in writing at the address above. Unless otherwise designated by the Company to the Holder in writing, all notices to the Company shall be made to the Company at the address above.

         5. GENERAL. The parties hereto, including the Company, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note. This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Georgia.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Company as of the date first written above.


                                                  SIMMONS HOLDINGS, INC.


                                                  By:  _________________________
                                                       Mark R. Genender
                                                       Vice President

                                    EXHIBIT B
                               (REMUNERATION NOTE)


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS.

                                 PROMISSORY NOTE

$557,049.29.00                                               [        ], 200[ ]

         FOR VALUE RECEIVED, the undersigned SIMMONS HOLDINGS, INC., with an address of: One Concourse Parkway, Suite. 800, Atlanta, Georgia 30328 (the "COMPANY") hereby promises to pay in immediately available funds to Robert K. Barton, with an address of: 5285 Brooke Lake Drive, Dunwoody, Georgia 30338 (the
"HOLDER"), on [       ], 200[ ], the principal sum of $557,049.29, plus any
accrued and unpaid interest then due. Section 5 of that certain severance letter agreement between the Company and the Holder dated October 11, 2001, as applicable to the promissory note therein termed the "Remuneration Note," is incorporated herein by express reference.


1. Payment.

         1.1 PAYMENT AT MATURITY. If not prepaid earlier, on [       ], 200[ ]
(the "MATURITY DATE"), the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

         1.2 VOLUNTARY PREPAYMENTS. The Company may at any time prepay all or any part of the principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon through the date of prepayment without premium or penalty.

2. INTEREST. Simple interest on the principal amount hereof outstanding from time to time shall accrue from [ ], 200[ ] at an annual interest rate of 8% and shall be payable on the Maturity Date or accelerated maturity hereof or upon any prepayment hereof. Such interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

3. DEFAULTS.

         3.1 EVENTS OF DEFAULT. Upon the occurrence of the following events of default, all amounts of principal and accrued and unpaid interest under this Note shall be automatically accelerated:

                  3.1.1 CHANGE OF CONTROL. A transaction or series of related transactions shall occur which results in a bona fide, unaffiliated change of beneficial ownership of Simmons Company ("SIMMONS") or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company or Simmons, the sale of assets of Simmons or a merger or consolidation involving the Company or Simmons; or

                  3.1.2 INITIAL PUBLIC OFFERING. There shall occur the effectiveness of a registration statement under the Act covering any of the capital stock of the Company or Simmons (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) the Company or Simmons becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange or securities system;

PROVIDED, HOWEVER, that the Company's obligation to pay amounts due as a result of the events of default in this Section 3.1 is subject to the limitations of the senior credit agreement and the indenture governing the senior subordinated notes of Simmons Company and, in the event such payments cannot be made, due to said limitations, the Company will make such payments as it reasonably determines are consistent with such limitations.

4. NOTICE. Unless otherwise designated by the Holder to the Company in writing, all notices to the Holder shall be made to him in writing at the address above. Unless otherwise designated by the Company to the Holder in writing, all notices to the Company shall be made to the Company at the address above.

5. GENERAL. The parties hereto, including the Company, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note. This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Georgia.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Company as of the date first written above.


                                                  SIMMONS HOLDINGS, INC.


                                                  By:  _________________________
                                                       Mark R. Genender
                                                       Vice President

                                    EXHIBIT C
                                   (2001 NOTE)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS.

                                 PROMISSORY NOTE

$[           ].00                                   [                  ], 200[ ]

         FOR VALUE RECEIVED, the undersigned SIMMONS HOLDINGS, INC., with an address of: One Concourse Parkway, Suite. 600, Atlanta, Georgia 30328 (together, the "COMPANY") hereby promises to pay in immediately available funds to Robert
K. Barton, with an address of: 5285 Brooke Lake Drive, Dunwoody, Georgia 30338 (the "HOLDER"), on [ ], 200[ ], the principal sum of $[ ], plus any accrued and unpaid interest then due. Section 5 of that certain severance letter agreement between the Company and the Holder dated October 11, 2001, as applicable to the promissory note therein termed the "2001 Note," is incorporated herein by express reference.

1. Payment.

         1.1 PAYMENT AT MATURITY. If not prepaid earlier, on [ ], 200[ ] (the "MATURITY DATE"), the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

         1.2 VOLUNTARY PREPAYMENTS. The Company may at any time prepay all or any part of the principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon through the date of prepayment without premium or penalty.

2. INTEREST. Simple interest on the principal amount hereof outstanding from
time to time shall accrue from [        ], 200[ ] at an annual interest rate of
8% and shall be payable on the Maturity Date or accelerated maturity hereof or upon any prepayment hereof. Such interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

3. DEFAULTS.

         3.1 EVENTS OF DEFAULT. Upon the occurrence of the following events of default, all amounts of principal and accrued and unpaid interest under this Note shall be automatically accelerated:

                  3.1.1 CHANGE OF CONTROL. A transaction or series of related transactions shall occur which results in a bona fide, unaffiliated change of beneficial ownership of Simmons Company ("SIMMONS") or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company or Simmons, the sale of assets of Simmons or a merger or consolidation involving the Company or Simmons; or

                  3.1.2 INITIAL PUBLIC OFFERING. There shall occur the effectiveness of a registration statement under the Act covering any of the capital stock of the Company or Simmons (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) the Company or Simmons becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange or securities system;

PROVIDED, HOWEVER, that the Company's obligation to pay amounts due as a result of the events of default in this Section 3.1 is subject to the limitations of the senior credit agreement and the indenture governing the senior subordinated notes of Simmons Company and, in the event such payments cannot be made, due to said limitations, the Company will make such payments as it reasonably determines are consistent with such limitations.

4. NOTICE. Unless otherwise designated by the Holder to the Company in writing, all notices to the Holder shall be made to him in writing at the address above. Unless otherwise designated by the Company to the Holder in writing, all notices to the Company shall be made to the Company at the address above.

5. GENERAL. The parties hereto, including the Company, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to extensions of the time of payment, or forbearance or other indulgence without notice. This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Georgia.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Company as of the date first written above.


                                                  SIMMONS HOLDINGS, INC.


                                                  By:  _________________________